Exhibit 99.1

Aqua Metals Reports 2025 Milestone Advancements, Strategic Progress, and Continued Commercialization Momentum

Company expands product platform, strengthens balance sheet, advances strategic partnerships, and positions AquaRefining™ for commercial scale

RENO, Nev., March 31, 2026 – Aqua Metals, Inc. (NASDAQ: AQMS) (“Aqua Metals” or “the Company”), a pioneer in sustainable battery metals recycling and refining, today announced key achievements from 2025 and outlined continued momentum as the Company advanced commercialization of its proprietary AquaRefining™ technology, expanded its product platform, strengthened its financial position, and broadened its strategic role in the domestic critical minerals supply chain.

During 2025, Aqua Metals made measurable progress through technology development, commercial readiness, product validation, strategic partnerships, and capital formation. The Company refined its commercialization strategy for its first AquaRefining™ Campus (“ARC”), expanded capabilities across lithium, nickel, and mixed hydroxide products, demonstrated pilot-scale LFP recycling, advanced low-fluorine battery-grade lithium carbonate production, and deepened engagement with potential domestic and strategic supply-chain partners.

“Our team delivered important milestones throughout 2025 that further validated the flexibility, scalability, and strategic positioning of AquaRefining™,” said Steve Cotton, President and CEO of Aqua Metals. “We expanded the range of battery materials our process can produce, improved product quality, strengthened our balance sheet, advanced our first commercial facility plans, and announced strategic collaborations that extend our platform beyond conventional battery recycling into refining and other applications. We believe these achievements position Aqua Metals to play an increasingly important role in building a secure, low-carbon, domestic critical minerals supply chain.”

Aqua Metals Progress and Commercialization Highlights

Technology Advancement and Product Expansion

●	Refined the go-to-market product strategy for our first commercial facility to prioritize battery-grade lithium carbonate and mixed hydroxide precipitate (MHP), a shift expected to more than double initial lithium output, improve margins, reduce remaining capital requirements, and support a targeted three-year payback.
●	Achieved a major domestic battery-materials milestone by helping produce the first cathode active material made from 100% domestically sourced, recycled nickel, with material advancing through qualification by a tier-one battery manufacturer.
●	Completed bench-scale testing and engineering analysis for recycling lithium iron phosphate (LFP) battery materials, and advanced to pilot-scale processing of LFP cathode scrap into battery-grade lithium carbonate, demonstrating a viable pathway for LFP recycling.
●	Produced lithium carbonate with fluorine content below 30 ppm, representing best-in-class quality in the recycling sector, and generated material for sampling by strategic counterparties. The Company also produced significant volumes of mixed hydroxide product for partner qualification.
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Initiated sodium sulfate regeneration trials and expanded alternative feedstock testing, including nickel refinery residue and polymetallic nodules, underscoring the feedstock flexibility of the AquaRefining™ platform.

Potential Strategic Expansion into Energy Storage and U.S. Battery Manufacturing

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Continued advancing diligence with Lion Energy on the previously announced potential transaction, which if completed could materially expand Aqua Metals’ commercial platform and strategic reach across the battery value chain.

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Potential transaction would provide immediate participation in downstream energy storage markets, including portable, residential, commercial, data center, and industrial applications, while adding a revenue-generating business to Aqua Metals’ portfolio.

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Through Lion Energy’s existing relationship with and equity ownership in American Battery Factory (“ABF”), the transaction could also provide Aqua Metals with a meaningful equity interest in ABF, creating potential exposure to the emerging U.S. LFP battery cell manufacturing market and domestic gigafactory buildout.

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Opportunity would extend Aqua Metals’ role beyond recycling and refining into downstream energy storage systems and further advance the Company’s long-term vision of a closed-loop, circular domestic battery materials supply chain.

●	Company remains disciplined and deliberate in its evaluation process and expects to provide an update in the near term.

Commercial Scale in Motion

●	Advanced design of a scalable ARC facility capable of processing 10,000 to 60,000 metric tons per year of black mass.
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Conducted due diligence on multiple potential sites for its first commercial ARC facility, targeting co-location advantages for feedstock sourcing and product offtake as well as favorable construction and operating costs.

●	Repositioned development plans to pursue more capital-efficient, partnership-oriented commercialization pathways while continuing to engage with supply, offtake, and financing partners.

Strategic Partnerships and Market Development

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Signed a multi-year supply agreement with 6K Energy to establish a commercial framework for future supply of battery-grade nickel metal and lithium carbonate into domestic cathode active material production.

●	Signed a non-binding LOI with Westwin Elements covering a potential supply of recycled nickel carbonate, supporting development of a domestic nickel supply chain.
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Signed an MOU with Impossible Metals to evaluate combining responsible seabed mineral collection with AquaRefining™ to produce a domestic supply of critical minerals, including nickel, cobalt, copper, manganese, and rare earth elements.

●	Signed a second MOU with MOBY Robotics to evaluate refining polymetallic nodules and potentially recovering rare earth elements, extending Aqua Metals’ platform beyond lithium-ion battery recycling.
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Showcased its pilot facility and technology to leading battery industry stakeholders, including automotive OEMs, battery manufacturers, recyclers, and materials suppliers, further validating market interest and engagement.

Financial and Corporate Progress

●	Strengthened liquidity through asset sales, reduced operating burn, and capital raises, while eliminating long-term debt.
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Raised $13.0 million in October 2025 from a leading institutional investor and reported total new funding of approximately $17.1 million, providing runway to advance engineering, permitting, and site selection for its first commercial-scale facility.

●	Reported cash and cash equivalents of approximately $10.8 million as of December 31, 2025.
●	Executed a reverse stock split and subsequently regained compliance with Nasdaq’s minimum bid price requirement, maintaining listing on the Nasdaq Capital Market.

Leadership, Governance, and Intellectual Property

●	Strengthened the Board of Directors with new appointments to support growth, commercialization, and financial strategy.
●	Completed a CFO transition, aligning financial leadership with the Company’s next phase of development.
●	Received allowance of a foundational U.S. patent covering critical aspects of its lithium battery recycling technology, further strengthening the AquaRefining™ intellectual property portfolio.
●	Filed a provisional patent application that covers an innovative low-cost leaching technology application to mined manganese ores and deep-sea nodules.

“2025 was a year of disciplined progress,” Cotton added. “We adapted our commercialization plan to market conditions, demonstrated meaningful technical milestones, expanded our strategic options across both battery recycling and broader critical minerals refining, strengthened our financial position and advanced opportunities that could extend our platform further downstream into energy storage and domestic battery manufacturing. We believe Aqua Metals is increasingly well positioned to translate our pilot-scale success into commercial deployment as we work to build a more complete and differentiated circular battery materials platform and create long-term shareholder value.”

Conference Call and Webcast

Aqua Metals will host a conference call and webcast to discuss these results at 4:30 p.m. ET on Tuesday, March 31, 2026.

The live conference call webcast and replay can be accessed from the investor relations section of the Company’s website at https://ir.aquametals.com/.

About Aqua Metals

Aqua Metals (NASDAQ: AQMS) is revolutionizing metals recycling with its proprietary AquaRefining™ technology, delivering high-purity, low-carbon battery materials to meet the growing demand for sustainable energy storage. The Company’s innovation-driven approach reduces emissions, eliminates waste streams, and supports the establishment of a circular supply chain for critical minerals essential to electric vehicles and grid storage. For more information, visit www.aquametals.com.

Safe Harbor

This press release contains forward-looking statements concerning Aqua Metals, Inc. Forward-looking statements include, but are not limited to, our plans, objectives, expectations and intentions and other statements that contain words such as "expects," "contemplates," "anticipates," "plans," "intends," "believes," "estimates," "potential," and variations of such words or similar expressions that convey the uncertainty of future events or outcomes, or that do not relate to historical matters. Those forward-looking statements involve known and unknown risks, uncertainties, and other factors that could cause actual results to differ materially, including, but not limited to, (1) the risk that we may not be able to acquire the funding necessary to develop our prosed commercia lscale plant or to maintain our current level of operations; (2) the risk that we may not be able to conclude definitive agreements with Lion Energy, Westwin Elements, Impossible Metals or Moby Robotics; , and (2) those risks disclosed in the section "Risk Factors" included in our Annual Report on Form 10-K filed on March 31, 2026. Aqua Metals cautions readers not to place undue reliance on any forward-looking statements. The Company does not undertake and specifically disclaims any obligation to update or revise such statements to reflect new circumstances or unanticipated events as they occur, except as required by law.

Contacts

For Media and Investor Inquiries: aquametals@icrinc.com

	December 31,	December 31,
	2025	2024
ASSETS
Current assets
Cash and cash equivalents	$10,810	$4,079
Note receivable - LINICO	—	100
Note receivable - LION ENERGY	2,069	—
Inventory	244	251
Prepaid expenses and other current assets	282	214
Total current assets	13,405	4,644

Non-current assets
Property, plant and equipment, net	5,763	16,473
Intellectual property, net	76	146
Other assets	462	5,102
Total non-current assets	6,301	21,721

Total assets	$19,706	$26,365

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities
Accounts payable	$547	$1,227
Accrued expenses	3,570	3,130
Lease liability, current portion	311	289
Notes payable related-party, current portion	—	306
Notes payable, current portion	—	3,230
Total current liabilities	4,428	8,182

Lease liability, non-current portion	281	446
Warrant liability	227	1,493
Total liabilities	4,936	10,121

Commitments and contingencies (see Note 14)

Stockholders’ equity
Common stock; $0.001 par value; 300,000,000 shares authorized; 3,004,898 and 2,999,592, shares issued and outstanding as of December 31, 2025, respectively and 776,026 and 773,084 shares issued and outstanding as of December 31, 2024	3	1
Additional paid-in capital	285,212	264,205
Accumulated deficit	(270,416)	(247,770)
Treasury stock, at cost; common shares: 5,306 and 2,942 as of December 31, 2025 and December 31, 2024, respectively	(29)	(192)
Total stockholders’ equity	14,770	16,244

Total liabilities and stockholders’ equity	$19,706	$26,365

	Year ended December 31,
	2025	2024
Operating cost and expense
Plant operations	$2,407	$7,213
Research and development cost	1,325	1,587
Impairment and loss on disposal of property, plant and equipment	9,114	3,080
General and administrative expense	10,485	11,967
Total operating expense	23,331	23,847

Loss from operations	(23,331)	(23,847)

Other income and expense
Interest expense	(667)	(574)
Interest and other income	913	376
Loss on extinguishment of debt	(825)	—
Change in fair value of warrant liability	1,266	(507)

Total other income (expense), net	687	(705)

Loss before income tax expense	(22,644)	(24,552)

Income tax expense	(2)	(3)

Net loss	$(22,646)	$(24,555)

Weighted average shares outstanding, basic and diluted	1,494,502	641,960

Basic and diluted net loss per share	$(15.15)	$(38.25)

The accompanying notes are an integral part of these condensed consolidated financial statements.

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